Exhibit 10.1
October 28, 2009

Dov Charney
c/o American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021

RE:	Transfer of Restricted Securities

Dear Sir:

Reference is made to (i) the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as heretofore amended and as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among American Apparel, Inc. (f/k/a Endeavor Acquisition Corp.), a Delaware corporation (the “Company”), American Apparel (USA) LLC (f/k/a AAI Acquisition LLC), a California limited liability company, American Apparel Inc., a California corporation, American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Dov Charney (“Mr. Charney”), each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement); (ii) the Lock-Up Agreement, dated December 12, 2007 (the “Lock-Up Agreement”), executed by Mr. Charney; and (iii) the Letter Agreement Re: Extension of Lock-Up Agreement, dated March 13, 2009 (the “Lock-Up Extension”), among Mr. Charney, the Company and Lion/Hollywood L.L.C., a Delaware limited company (as successor by assignment to Lion Capital (Guernsey) II Limited, the “Investor”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Lock-Up Agreement.

The Company and the Investor hereby agree that notwithstanding Section 5.10 of the Merger Agreement, the Lock-Up Agreement and the Lock-Up Extension, Mr. Charney shall have the right to Transfer, in a single transaction or in multiple transactions, at any time and from time to time, an aggregate of up to five million (5,000,000) shares of the Restricted Securities.  For the avoidance of doubt, the right to Transfer such shares is in addition to the right of Mr. Charney to make any Transfer that is otherwise permitted by or that would not be prevented by or subject to the Merger Agreement, the Lock-Up Agreement or the Lock-Up Extension.  Except as expressly provided herein, nothing herein shall modify the Merger Agreement, the Lock-Up Agreement or the Lock-Up Extension.

This letter agreement is not intended to, and does not, confer upon any person or entity, other than Mr. Charney, the Company and the Investor and their respective assignees, any rights or remedies hereunder or in connection herewith. This letter agreement will be legally binding on the undersigned and on the undersigned’s heirs, successors, executors, administrators, conservators and permitted assigns.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York.  Any action against either party hereto, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each party hereto irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each party hereto irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the

courts hearing appeals therefrom.  Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this letter agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this letter agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this letter agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The parties hereby acknowledge and agree that each party would not have an adequate remedy at law for money damages, and irreparable damage would occur, in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement by the other party and to enforce specifically the terms and provisions of this letter agreement against the other party, this being in addition to any other remedy to which either such party is entitled at law or in equity, and each party waives (a) the defense in any action for an injunction or other equitable relief that a remedy at law would be adequate and (b) agrees that any such action for injunctive relief or specific performance may be brought in (and hereby irrevocably submits to the jurisdiction of) any federal or state court in the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this letter agreement as of the date first written above.

LION/HOLLYWOOD L.L.C.

By:	/s/ Jacob Capps
Name: Jacob Capps
Title: President

AMERICAN APPAREL, INC.

By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General
Counsel and Secretary

ACKNOWLEDGED AND ACCEPTED
as of the date first written above:

/s/ Dov Charney
Dov Charney

[Signature Page to Waiver Letter]